UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES

EXCHANGE ACT OF 1934

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MYERS INDUSTRIES, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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Strengthened Foundation.

Strong ResultsStrong Results.

April 2012

Investor Presentation

HIGLIGHTE

Consistent strategic direction resulted in strong performance in 2011

Adjusted EPS increased 81%

Share price appreciated 27% in 2011; additional 18% YTD 2012

1-year TSR – 3o.2%; 3-year TSR – 19.2% (annualized)

Financial position remains solid, with a flexible balance sheet and financial liquidity

Balanced approach to capital allocation

8% dividend increase in 2011; 14% increase in 2012 first quarterly dividend

Completed a two million share repurchase, or 5.7% of our common stock

Reduced debt by $9.7 millio_ million

Capital spending of $22 million (34% was for growth projects)

Strong, independent and committed Board

Highly experienced and qualified members

Approximately 70% new directors since 2005

Compensation policies are aligned with Company performance

Recently named one of America’s 100 most trustworthy companies for its strong corporate governance in an annual survey commissioned by Forbes

GAMCO has not proposed any substantive plans to alter or improve the strategic direction or execution at Myers Industries

COMPANY at a Glance

NYSE: MYE

Founded in 193_ 1933

Headquartered in Akron, Ohio

Diversified international manufacturer of polymer

products and wholesale distributor that operates in four

segments:

Material Handling Distribution

Lawn & Garden Engineered Products

Business segments

Our Strategic Principles & Strengths

Customer Dedication

Innovation

Operations Excellence

Orgnization

Development

Financial

strenght

and productivitMaintain highest standards in safety productivity

Deliver next-generation products/services in high niche markets

Utilize “Voice of the Customer” tools

Market based strategic planning

Structure the organization closer to the customer - decentralize

Build and maintain processes to maximize customer input

Lead our industries in service, quality and delivery

Key Management Capabilities

Generate strong financial results – EBITDA growth, Cash, ROIC

Maintain a strong balance sheet

Build industry leading decision-making tools across the business

Ensure industry-best talent

Make Myers’ training and development a competitive advantage

Maintain _Ensure process for continuous quality, service and productivity improvement

Our Goals

Generate returns above cost-of-capital

Produce strong free cash flow

Achieve organic growth > 1.5x GDP

Target a 5% reduction in COGS each year

Maintain strong financial position

Balanced approach to capital allocation including

returning cash to shareholders

2011 financial highlights

3% of total sales in 2011 came from

new products/solutions

Gross margin expanded 390 basis

points to 26.2%

$14 million of operations excellence

savings were generated during the

year

$737.6

$755.7

$600

$620

$640

$660

$680

$700

$720

$740

$760

$780

2010 2011

SaleSales

Adjusted net income increased 80%

to $23.4 million

Cash flow from operations increased

41% to $64.2 million

Dividend was increased by 8%

Spent $21 million to buy back 2

million shares of stock

$0.37

$0.67

$0.00

$0.10

$0.20

$0.30

$0.40

$0.50

$0.60

$0.70

$0.80

2010 2011

Adjusted EPS*

*Adjusted EPS for 2010 and 2011 include

adjustments related to one-time expenses

of $71.3M and $4.6M respectively

Our balanced approach to capital Allocation

Working

Capital

Capital

Maintain the

Business

Grow

Shareholder

Value

Return Capital

to Stakeholders

New Product

Development

Process

Dividends

Share

RepurchasCapital e

Expenditures

Safety

Improvements

Training

Organic

Growth Capital

Bolt-on

Acquisitions

Repurchase

Debt

Reduction

Returning cash to shareholder

$0.13

$0.15

$0.17 $0.18 $0.18 $0.19 $0.20 $0.20

$0.22

$0.24 $0.24

$0.26

$0.28

$0.10

$0.15

$0.20

$0.25

$0.30

Dividend paid each year since public in 1971

1Q 2012 quarterly dividend increased by 14.3%

Dividends PaiDividends Paid

$0.05

1999 2000 2001 2002 2003 2004 2005 2006 2007?²? 2008 2009 2010 2011

Notes:

1) Above adjusted for stock dividends and splits in 2000, 2001, 2002 and 2004.

2) In 2007 there was an additional special dividend of $0.28 or $9.9M accrued but not paid until 2008, resulting from a merger termination payment.

Two million share repurchase completed in 2011

Spent $21 million to buy back 5.7% of shares

First repurchase in more than a decade

Reduced debt by $9.7 million in 2011

Debt-to-Capital ratio 26%

Leverage ratio 1.07

solid corporate governance principal

Separate roles of CEO and Board Chairman

All directors stand for election annually

No poison pill provision

Broad range of expertise provided by current board

Stock ownership guidelines for officers and directors

Director resignation policy in place

Effective June 1, 2011, the following changes to the CEO’s employment agreement were made:

Eliminated the CEO’s employment agreement in favor of a severance agreement

Eliminated tax gross-up provisions

Eliminated single-trigger change of control protection

Consider and evaluate all shareholder director nominees; seek best qualified directors

Committed and experienced board

Myers Industries has extremely experienced and effective Board members overseeing a solid strategic plan and challenging management to drive additional shareholder value creation.

The Board’s composition includes expertise from diverse areas:

Polymer Manufacturing

Industrial Operations

Finance & Accounting

Sales & Marketing

Risk Management

Strategic Planning

5 of the 9 directors have joined the board in just the past 5 years

2007: Robert Stefanko

2009: John Crowe

2010: Sarah Coffin

2011: William Foley

2011: Robert Heisler, Jr.

Distribution

Investment Banking

Mergers & Acquisitions

Banking & Capital Formation

Profile of current board of directors

Vincent C. Byrd – served as a Director since 2006

President & Chief Operating Officer, The J.M. Smucker Company (NYSE) and Director

of the J.M. Smucker Company

Expertise in operations, branding, finance, international business, mergers and acquisitions

Sarah R. Coffin – served as a Director since 2010

Former Chief Executive Officer, Aspen Growth Strategies LLC

Senior-level leadership in polymer industry; expertise in marketing and operations

John B. Crowe – served as a Director since 2009

Chief Executive Officer and Chairman of Buckeye Technologies Inc. (NYSE)

Expertise in packaging markets, operations, investor relations and strategic planning

William A. Foley – served as Director since 2011

Chairman of the Board of Directors of Libbey, Inc. (NYSE)

Expertise in polymers, lawn and garden markets, distribution, operations and governance

Robert B. Heisler, Jr. – served as Director since 2011

Retired Dean, Kent State University Business School

Director, FirstEnergy Corp. (NYSE); TFS Financial Corporation (NASDAQ)

Former Chief Financial Officer, Kent State University

Former Chairman and Chief Executive Officer, KeyBanc, NA (NSYE)

Expertise in finance, management, mergers and acquisitions and strategic planning

Profile of current board of directors _Richard P. Johnston – served as a Director since 1992

Current Chairman of the Board of Myers Industries; Founder and former CEO of

Buckhorn, Inc.

Managing Director of Jackson Hole Capital Partners

Director of Results Radio, Inc.

Expertise in operations, strategic planning, corporate governance practices, and mergers and acquisitions

Edward W. Kissel – served as a Director since 2000

President and Managing Partner of Kissel Group Ltd.

Expertise in manufacturing, sales, marketing, strategic planning, mergers and acquisitions

John C. Orr – served as a Director since 2005

President and Chief Executive Officer of Myers Industries

Director of Libbey Inc. (NYSE)

Expertise in polymer manufacturing, strategic planning, operations and mergers and acquisitions

Robert A. Stefanko – served as a Director since 2007

Former Chairman of the Board and Executive Vice President of Finance and

Administration of A. Schulman, Inc.

Director and member of Audit Committee of OMNOVA Solutions, Inc. (NYSE)

Expertise in polymers, finance, risk management and compensation

Background and history with GAMCO

The Company has made every effort over the last several years to understand and respond to GAMCO’s concerns regarding the Board of Directors:

In November 2008, GAMCO sent a letter to the Company announcing its intention to nominate 3 nominees for election to the Board of Directors at the 2009 Annual Meeting of

Shareholders.

Upon receiving GAMCO’s letter, a representative of the Company’s Board contacted GAMCO to further inquire about specific concerns of GAMCO relating to the Company. The individuals noted in GAMCO’s letter were invited to participate in the regular Board candidate vetting process.

GAMCO declined to have its individuals participate in the Company’s review process and failed to articulate any specific concerns that it had regarding the operations of the

Company.

The Company identified and evaluated a highly qualified candidate, John Crowe, and nominated him for election to the Board of Directors at the 2009 Annual Meeting of

Shareholders.

The Company received no further communications from GAMCO regarding the Company until the filing of GAMCO’s preliminary proxy statement with the SEC on March 30, 2009.

At the April 30, 2009, Annual Meeting of Shareholders, shareholders strongly supported the full Company Director slate and did not support the GAMCO slate.

Background and history with GAMCO In May 2009, GAMCO disclosed that it intended to submit one or more individuals as nominees for election to the Board of Directors at the 2010 Annual Meeting.

Management of the Company engaged in several conversations with Mr. Mario

Gabelli, principal of GAMCO, to understand GAMCO’s specific concerns relating to the

Company and its Board.

At NO TIME did Mr. Gabelli relate specific concerns with the Company’s strategy,

operations or management.

On October 30 and again on November 13, 2009, GAMCO disclosed that it had sent letters to the Company announcing its intention to nominate three individuals for election to the Board of Directors at the 2010 Annual Meeting.

The Company identified and evaluated a highly qualified candidate, Sarah Coffin, and nominated her for election to the Board of Directors at the 2010 Annual Meeting of

Shareholders.

At the April 30, 2010, Annual Meeting of Shareholders, shareholders strongly supported the full Company Director slate and did not support the GAMCO slate.

Background and history with GAMCO In May 2009, GAMCO

The Company identified two highly qualified candidates for the Board, William

A. Foley and Robert B. Heisler, Jr. , and nominated both individuals for election to the Board at the 2011 Annual Meeting of Shareholders.

On February 28, 2011, without any other communication to the Company,

GAMCO disclosed that it had sent a letter to the Company recommending two individuals for nomination for election as directors of the Company at the

Annual Meeting of Shareholders.

Recognizing GAMCO

expense and distraction of a costly proxy fight, the Company offered to add one of GAMCO

Shareholders. GAMCO and the Company were unable to reach agreement on the Company

At the April 29, 2011 Annual Meeting of Shareholders, shareholders strongly supported the full Company Director slate and did not support the GAMCO slate.

Background and history with GAMCO In November 2011, GAMCO disclosed that it had sent a letter to the Company announcing its intention to nominate at least four individuals as directors at the 2012

Annual Meeting of Shareholders.

On February 15, 2012, GAMCO disclosed that it had sent a letter to the Company announcing that it was recommending Richard L. Bready and Robert S. Prather for election to the Board of Directors at the 2012 Annual Meeting.

As in each of the prior years, despite its efforts, Myers has been unable to engage in a meaningful dialogue with GAMCO regarding any specific concerns or initiatives that

GAMCO would like addressed. GAMCO files the same proxy materials each year, just changing the names and dates. To date, only one of the GAMCO nominees has completed the package of information required of any new nominee to be considered by the Corporate Governance and Nominating Committee. Having reviewed that response (which was exactly the same as last year’s response and the same as the response from the year before that), the Committee determined that the

Company’s slate of directors is best qualified to serve the interests of all of the shareholders and execute on the Company’s strategic plans.

As in each of the prior years, GAMCO has failed to offer any alternative strategic plan to create additional value for shareholders and has consistently refused to communicate its specific concerns to management or the Board.

Conclude GAMCO has consistently failed to articulate any specific concerns regarding the Company’s operations or propose a new strategy for the

Company going forward.

GAMCO has not articulated any special qualifications of the individuals it seeks to put on the Company’s board that might make them more suited to serve as directors of the Company than the nominees recommended by the Board of Directors.

In the past three years, the Company has nominated and shareholders have elected four new, highly-qualified directors to the Board.

In the past three years, the Company has delivered TSR of 19.2% on an annualized basis, while paying dividends, reducing expenses and investing for future growth and increased productivity.

Shareholders are urged to vote FOR the Company’s

Directors on the WHITE proxy card

Safe harbor statement

Statements in this presentation concerning the Company’s goals, strategies, and expectations for business and financial results may be “forward-looking statements” within the meaning of the Private Securities

Litigation Reform Act of 1995 and are based on current indicators and expectations. Whenever you read a statement that is not simply a statement of historical fact (such as when we describe what we “believe,”

“expect,” or “anticipate” will occur, and other similar statements), you must remember that our expectations may not be correct, even though we believe they are reasonable. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). You should review this presentation with the understanding that actual future results may be materially different from what we expect. Many of the factors that will determine these results are beyond our ability to control or predict. You are cautioned not to put undue reliance on any forward-looking statement. We do not intend, and undertake no obligation, to update these forward-looking statements. These statements involve a number of risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the applicable statements. Such risks includeapplicable include:

(1) Fluctuations in product demand and market acceptance

(2) Uncertainties associated with the general economic conditions in domestic and international markets

(3) Increased competition in our markets

(4) Changes in seasonality

(5) Difficulties in manufacturing operations, such as production outages or maintenance programs

(6) Raw material availability

(7) Fluctuations in raw material costs; fluctuations outside the “normal” range of industry cycles

(8) Changes in laws and regulations and approvals and decisions of courts, regulators, and governmental bodies

Myers Industries, Inc. encourages investors to learn more about these risk factors. A detailed explanation of these factors is available in the Company’s publicly filed quarterly and annual reports,

which can be found online at www.myersind.com and at the SEC.gov web site.

Mimyers

Industries,

inc